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                                                                       Exhibit 2


                                                               EXECUTION VERSION



                             CONTRIBUTION AGREEMENT

         THIS CONTRIBUTION AGREEMENT (this "AGREEMENT") is made and entered into as of May 11, 2003, by and among TDG HOLDING COMPANY, a Delaware corporation ("PARENT"), 2000 RIVERSIDE CAPITAL APPRECIATION FUND, L.P. ("RIVERSIDE"), and the stockholders of THE DWYER GROUP, INC., a Delaware corporation (the "COMPANY"), listed on the signature pages hereto (collectively, the "ROLLOVER STOCKHOLDERS").


                             BACKGROUND INFORMATION

         A. This Agreement is being entered into simultaneously with the Agreement and Plan of Merger (the "MERGER AGREEMENT"), by and among Parent, TDG Merger Co., a Delaware corporation and wholly owned subsidiary of Parent ("PURCHASER"), and the Company. In accordance with the Merger Agreement, Purchaser will merge with and into the Company, with the Company as the Surviving Corporation becoming a wholly owned subsidiary of Parent.

         B. Riverside and its affiliates desire to effect an equity capital investment in Parent on the terms and conditions set forth in this Agreement.

         C. Riverside and the Rollover Stockholders desire the Rollover Stockholders to effect an equity capital investment in Parent by means of an exchange of the Rollover Stockholders equity interests in the Company on the terms and conditions set forth in this Agreement.

         D. The Rollover Stockholders, Riverside and Parent intend that the transfer of property by the Rollover Stockholders and Riverside to the Parent as set forth herein will constitute the transfer of property within the meaning of section 351(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

         E. Capitalized terms that are not defined in this Agreement are used as defined in the Purchase Agreement.


                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions herein contained, and other good and valuable consideration, had and received, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE 1: CONTRIBUTION

         1.1 Contribution by the Rollover Stockholders.


                (a) Immediately prior to the Effective Time, each Rollover Stockholder shall contribute, transfer, assign, convey and deliver to Parent the number of shares of common stock, $.10 par value per share, of the Company (the "CONVERTED SHARES") having the aggregate value listed opposite such Rollover Stockholder's respective name on EXHIBIT A attached hereto (such


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value for each Rollover Stockholder, the "ROLLOVER INVESTMENT COMMITMENT"), and
Parent, in exchange for such Converted Shares, shall issue and deliver to such Rollover Stockholder the number of shares of common stock, $.01 par value per share, of Parent (the "PARENT STOCK") listed opposite such Rollover Stockholder's respective name on EXHIBIT A (collectively, the "EXCHANGE"). For purposes of the Exchange, each (a) Converted Share shall be valued at $6.75, and
(b) share of Parent Stock shall be valued at $100.00 per share (the "PARENT SHARE PRICE").

                (b) If any Rollover Shareholder does not own Converted Shares with an aggregate value equal to such stockholder's Rollover Investment Commitment, such stockholder will purchase for cash at the Parent Share Price that number of additional shares of Parent Stock necessary to fulfill such stockholder's Rollover Investment Commitment.

        1.2 Contribution by Riverside. Subject to the satisfaction or waiver of the conditions set forth in Sections 6.1 and 6.2 of the Merger Agreement immediately prior to the Effective Time: (a) Riverside will and will cause its affiliates to provide all of the equity capital necessary to consummate the transactions contemplated by the Merger Agreement other than the equity capital that will be provided by the Rollover Stockholders as described in Section 1.1 hereof, and (b) Riverside will and will cause its affiliates to provide such equity capital by means of the issuance to and purchase by Riverside and its affiliates of shares of Parent Stock at the Parent Share Price payable solely in cash.

              ARTICLE 2: REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent hereby represents and warrants to the Rollover Stockholders and Riverside as follows:

        2.1 Existence and Good Standing. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

        2.2 Power. Parent has the corporate power and authority to execute, deliver and perform fully its obligations under this Agreement.

        2.3 Validity and Enforceability. Parent has the capacity to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery by Riverside and each of the Rollover Stockholders represents the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar Laws and principles of equity affecting creditors' rights and remedies generally. No further action on the part of Parent is or will be required in connection with the transactions contemplated hereby.

        2.4 No Conflict. Neither the execution of this Agreement nor the performance by Parent of its obligations hereunder will (a) violate or conflict with Parent's certificate of incorporation or bylaws or any Law, order, judgment or decree (b) violate, conflict with or result in a breach or termination of, or otherwise give any Person additional rights or compensation under, or the right to terminate or accelerate, or constitute (with notice or lapse of time, or both) a default under the terms of any note, deed, lease, instrument, security agreement, mortgage,



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commitment, contract, agreement, license or other instrument or oral understanding to which Parent is a party or (c) result in the creation or imposition of any Lien with respect to, or otherwise have an adverse effect upon, any of the assets or properties of Parent.

        2.5 Consents. No consent, approval or authorization of any Person or Governmental Entity is required in connection with the execution and delivery by Parent of this Agreement or the consummation of the transactions contemplated hereby.

        2.6 Litigation. There is no instance in which Parent is or has been (a) subject to any unsatisfied order, judgment or decree or (b) a party or, to the knowledge of Parent, is threatened to be made a party, to any complaint, action, suit, proceeding, hearing or investigation of any Person or Governmental Entity. There are no judicial or administrative actions, proceedings or investigations pending or, to the knowledge of Parent, threatened that question the validity of this Agreement, or any of the transactions contemplated hereby.

        2.7 Compliance with Laws. Parent is now, and has been, in compliance with all Laws, orders, judgments and decrees. Parent has no knowledge of any proposed Law, order, judgment or decree that would be applicable to it and that would adversely affect any of Parent's assets, properties, liabilities or operations.

        2.8 Employee Benefit Plans. Except for Parent's 2003 Equity and Performance Incentive Plan, Parent does not have any (a) "employee benefit plans," as defined in Section 3(3) of ERISA, (b) severance pay, salary continuation, bonus, incentive, stock option, retirement, pension, profit sharing or deferred compensation plans, contracts, programs, funds or arrangements of any kind or (c) other employee benefit plans, contracts, programs, funds or arrangements (whether written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, currently effective or terminated) and any trust, escrow or similar agreement related thereto, in respect of any present or former employees, directors, officers, stockholders, consultants or independent contractors of Parent.

        2.9 General. Parent (a) has not conducted any business activities other than the negotiation and execution of this Agreement and the documents contemplated by the Merger Agreement; (b) does not have any employees; (c) does not own any property; (d) has not entered into any contracts, agreements, arrangements or understandings except for this Agreement and the documents contemplated by the Merger Agreement; and (e) does not have any liabilities, except for liabilities incurred in connection with the negotiation and preparation of this Agreement and the agreements contemplated by the Merger Agreement.

        2.10 No Redemption or Reacquisition. There is no plan or intention on the part of Parent to redeem or otherwise reacquire any Parent stock to be issued pursuant to this Agreement.

        2.11 Section 368(c) Control. Taking into account any issuance of additional shares of Parent's stock or any issuance of Parent's stock for services to persons other than Riverside or the Rollover Stockholders in connection with the Merger Agreement or this Agreement, including the exercise of any Parent Stock rights, warrants, or subscriptions, Riverside, Riverside's affiliates and the Rollover Stockholders will be in "control" of Parent within the meaning of



                                      -3-
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section 368(c) of the Code immediately after Riverside, Riverside's affiliates and the Rollover Stockholders transfer their cash and Converted Shares, respectively, to Parent.

     ARTICLE 3: REPRESENTATIONS AND WARRANTIES OF THE ROLLOVER STOCKHOLDERS

         Each Rollover Stockholder severally and not jointly represents and warrants, as applied solely to such Rollover Stockholder to Parent and Riverside as follows:

        3.1 Validity and Enforceability. Each Rollover Stockholder has the capacity or the requisite power and authority, as the case may be, to execute, deliver and perform such Person's obligations under this Agreement. This Agreement has been duly executed and delivered by each Rollover Stockholder and, assuming due authorization, execution and delivery by each of Parent and Riverside, represents the legal, valid and binding obligation of each Person enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar Laws and principles of equity affecting creditors' rights and remedies generally. No further action on the part of such Rollover Stockholder is or will be required in connection with the transactions contemplated hereby.

        3.2 Title. Each Rollover Stockholder has good and marketable title to the number of shares of Common Stock of the Company set forth opposite such Rollover Stockholder's name on EXHIBIT B hereto, free and clear of all Liens. Upon the consummation of the transactions contemplated by this Agreement, Parent will acquire good and valid title to the Converted Shares contributed by such Rollover Stockholder, free and clear of all Liens.

        3.3 Investment and Representations.

                (a) The shares of Parent Stock acquired by the Rollover Stockholders pursuant to this Agreement will be acquired for investment only and not with a view of any distribution thereof that would violate the Securities Act of 1933, as amended (the "SECURITIES ACT") or the applicable state securities laws of any state.

                (b) Each Rollover Stockholder understands that the shares of Parent Stock have not been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from registration becomes or is available. The Rollover Stockholder will not distribute any of the shares of Parent Stock in violation of the Securities Act or the applicable securities laws of any state.

                (c) Each Rollover Stockholder (i) is financially able to hold the shares of Parent Stock for long-term investment, (ii) understands that the nature and amount of Parent Stock being purchased is consistent with such Person's overall investment program and financial position and (iii) recognizes that there are substantial risks involved in the purchase of the shares of Parent Stock.

                (d) Each Rollover Stockholder confirms that such Rollover Stockholder (i) is familiar with Parent, (ii) has been given the opportunity to ask questions of the officers and



                                      -4-
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directors of Parent and to obtain (and has received to such Person's satisfaction) such information about the business and financial condition of Parent as such Person has reasonably requested and (iii) has such knowledge and experience in financial and business matters that such Person is capable of evaluating the merits and risks of the prospective investment in Parent Stock.

                (e) In formulating a decision to enter into this Agreement, (i) each Rollover Stockholder has relied solely upon an independent investigation of Parent and upon consultations with such Person's legal and financial advisors with respect to this Agreement and the nature of this investment and (ii) no reliance was placed by such Rollover Stockholder upon any representations or warranties other than those of Parent contained herein.

        3.4 Accredited Investor Determination. Each Rollover Stockholder confirms (i) the execution by such Person of an accredited investor determination form in the form on EXHIBIT C attached hereto and (ii) that such executed accredited investor determination form sets forth a true, correct and complete statement of the accredited investor status of such Rollover Stockholder.

             ARTICLE 4: REPRESENTATIONS AND WARRANTIES OF RIVERSIDE

         Riverside hereby represents to Parent and the Rollover Stockholders as follows:

        4.1 Validity and Enforceability. Riverside has the requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Riverside and, assuming due authorization, execution and delivery by each of Parent and each of the Rollover Stockholders represents the legal, valid and binding obligation of Riverside enforceable against Riverside in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar Laws and principles of equity affecting creditors' rights and remedies generally. No further action on the part of Riverside is or will be required in connection with the transactions contemplated hereby.

        4.2 Investment and Representations.

                (a) The shares of Parent Stock acquired by Riverside pursuant to this Agreement will be acquired for investment only and not with a view of any distribution thereof that would violate the Securities Act or the applicable state securities laws of any state.

                (b) Riverside understands that the shares of Parent Stock have not been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from registration becomes or is available. Riverside shall not distribute any of the shares of Parent Stock in violation of the Securities Act or the applicable securities laws of any state.

                (c) Riverside is (i) financially able to hold the shares of Parent Stock for long-term investment, (ii) understands that the nature and amount of the shares of Parent Stock being purchased are consistent with Riverside's overall investment program and financial position and


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(iii) recognizes that there are substantial risks involved in the purchase of the shares of Parent Stock.

                (d) Riverside confirms that (i) it is familiar with Parent, (ii) it has been given the opportunity to ask questions of the officers and directors of Parent and to obtain (and that it has received to its satisfaction) such information about the business and financial condition of Parent as it has reasonably requested and (iii) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in Parent Stock.

                (e) In formulating a decision to enter into this Agreement, (i) Riverside has relied solely upon an independent investigation of Parent and upon consultations with its legal and financial advisors with respect to this Agreement and the nature of its investment and (ii) no reliance was placed by Riverside upon any representations or warranties other than those of Parent contained herein.

                (f) Riverside is qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

                (g) Riverside has no present intention to transfer or otherwise dispose of its Parent Stock.

                (h) Pursuant to this Agreement, Riverside will receive Parent Stock having a fair market value approximately equal to the cash that it transfers to Parent.

                            ARTICLE 5: MISCELLANEOUS

        5.1 Stockholders Agreement. As of the date hereof, each of the Rollover Stockholders, Riverside and Parent will execute and deliver the Stockholders Agreement, attached as EXHIBIT D hereto (the "STOCKHOLDERS AGREEMENT"), which shall become effective immediately following the Closing.

        5.2 Termination. This Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms or upon the effectiveness of the Stockholders Agreement in accordance with its terms. In the event of the termination of this Agreement in accordance with this Section 5.2, each of the undersigned, on behalf of the undersigned and their respective affiliates, hereby fully, finally and forever releases, discharges, quit claims and covenants not to sue and otherwise agrees not to enforce any claim, cause of action, right, title or interest against any other party hereto, including their respective affiliates, successors and assigns, of, from and with respect to any claims, counterclaims, debts, covenants, agreements, obligations, liabilities, actions or demands of any kind relating to the transactions contemplated by this Agreement and the Merger Agreement.

        5.3 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.



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        5.4 No Assignment. The rights and obligations of the parties under this
Agreement may not be assigned without the prior written consent of the other parties. Notwithstanding the previous sentence, Parent may, without the consent of the Rollover Stockholders, assign its rights under this Agreement to any lender of Parent or to any Affiliate of Parent.

        5.5 Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal law of the State of Delaware, without giving effect to principles of conflicts of law and all parties, including their successors and assigns, consent to the jurisdiction of the state and federal courts of Delaware.

        5.6 Headings and Counterparts. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect the meaning, construction or effect of this Agreement. This Agreement may be executed in two or more counterparts and by the parties in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

        5.7 Section 351(a) Compliance. The transfers by the Rollover Stockholders and Riverside of Converted Shares and cash, respectively, to Parent will occur under a single plan and on approximately the same date. The parties hereto agree to report the transfer to Parent of Converted Shares by the Rollover Stockholders and the transfer of cash by Riverside as satisfying section 351(a) of the Code, and no party to this Agreement will do or omit to do any action that might cause these transfers not to be described in section 351(a) of the Code.

        5.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, effective when delivered, or by express courier service, effective one business day after delivery to such courier, or by registered or certified mail (postage prepaid and return receipt requested), effective when received or three business days after the mailing, whichever occurs first, or by telecopy, effective when transmitted and a confirmation is received, provided the same is on a Business Day, and, if not, on the next Business Day, to the parties at the following addresses (or at such other address for a party or to such other Person's attention as shall be specified by like notice):


                If to a Rollover Stockholder, at the respective address set forth on the signature page hereto.

                If to Parent or Riverside:

                The Riverside Company
                455 Market Street
                Suite 1520
                San Francisco, CA  94105
                Attn:    Loren Schlachet
                Fax:     415.348.9561



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                With a copy to:

                Jones Day
                2882 Sand Hill Road
                Suite 240
                Menlo Park, CA  94025-7064
                Attn:  Sean M. McAvoy
                Facsimile:  650.739.3900

        5.9 Severability. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable Laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

                         [SIGNATURES ON FOLLOWING PAGE]



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                 TDG Holding Company



                                 By: /s/  Stuart Baxter
                                     ------------------------------------
                                     Name:  Stuart Baxter
                                     Title:  President



                                 2000 RIVERSIDE CAPITAL APPRECIATION FUND, L.P.

                                 By:  Riverside Capital Associates 2000, LLC,
                                      its General Partner

                                      By: /s/  Bela Szigethy
                                          -------------------------------
                                          Name:  Bela Szigethy
                                          Title:  CEO



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                         Dwyer Investments Ltd.

                                         By:          /s/  Theresa Dwyer
                                                     --------------------------
                                         Name:        Theresa Dwyer
                                                     --------------------------
                                         Title:       Managing Partner
                                                     --------------------------
                                         Address:
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                                         By:          /s/  Dina Dwyer-Owens
                                                     --------------------------
                                         Name:        Dina Dwyer-Owens
                                                     --------------------------
                                         Address:
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                                         By:          /s/  Darren Dwyer
                                                     --------------------------
                                         Name:        Darren Dwyer
                                                     --------------------------
                                         Address:
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                                         By:          /s/  Terry Dwyer
                                                     --------------------------
                                         Name:        Terry Dwyer
                                                     --------------------------
                                         Address:
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                                         By:          /s/  Deborah Wright-Hood
                                                     --------------------------
                                         Name:        Deborah Wright-Hood
                                                     --------------------------
                                         Address:
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                                         By:          /s/  Robert Tunmire
                                                     --------------------------
                                         Name:        Robert Tunmire
                                                     --------------------------
                                         Address:
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                                         By:          /s/  Donald J. Dwyer
                                                     --------------------------
                                         Name:        Donald J. Dwyer
                                                     --------------------------
                                         Address:
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                                         By:          /s/  Michael Bidwell
                                                     --------------------------
                                         Name:        Michael Bidwell
                                                     --------------------------
                                         Address:
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                                         By:          /s/  Thomas J. Buckley
                                                     --------------------------
                                         Name:        Thomas J. Buckley
                                                     --------------------------
                                         Address:
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                                         By:          /s/  Michael Hawkins
                                                     --------------------------
                                         Name:        Michael Hawkins
                                                     --------------------------
                                         Address:
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                                         By:          /s/  David Bethea
                                                     --------------------------
                                         Name:        David Bethea
                                                     --------------------------
                                         Address:
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                                         By:          /s/  James Johnston, Jr.
                                                     --------------------------
                                         Name:        James Johnston, Jr.
                                                     --------------------------
                                         Address:
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